LOAN AUTHORIZATION AGREEMENT

DATED: SEPTEMBER 25, 2007

The Company referred to below has applied for, and BMO Capital Markets Financing, Inc. (*"Lender"*), has approved the establishment of, a loan authorization account (*"Loan Account"*) from which the Company may from time to time request loans up to the maximum amount of credit shown below (the *"Maximum Credit"*) provided that the aggregate principal amount of loans hereunder shall not exceed $18,000,000. Interest on such loans is computed at a variable rate which may change daily based upon changes in the Reference Bank's Prime Rate (as hereinafter defined). The Company may make principal payments at any time and in any amount. The request by the Company for, and the making by the Lender of, any loan against the Loan Account pursuant hereto (Bank of Montreal herein referred to as the *"Reference Bank"*), shall constitute an agreement between the Company and the Lender as follows:

Name of Company: Unitek Holdings, Inc., a Delaware corporation.

Address: 200 Cresent Court
Suite 1600
Dallas, Texas 75201
Attn.: Daniel Hopkin

Type of Loan Account:

☒ Revolving, which means as principal is repaid, the Company may reborrow subject to this Agreement.

☐ Multiple Advances, which means that the Company may not reborrow any amounts that have been repaid but may still borrow the difference between the Maximum Credit and the principal amounts of prior borrowings.

Amount of Maximum Credit: $18,000,000

Each Loan Requested Shall Be At Least: $100,000

Variable Interest Rate: The interest rate applicable prior to the Maturity Date equals the rate per annum announced by the Reference Bank from time to time as its prime commercial rate or equivalent, for US Dollar loans to borrowers located in the United States (the *"Prime Rate"*).

Maturity Date: The Loan Account terminates, and Loans are payable, ON DEMAND.

Periodic Statement reflecting accrued interest will be sent and interest will be payable in accordance with Section 2 hereof.

Payments shall be due at the Lender's principal office in Chicago, Illinois, paid to the order of the Lender, and made by:

Fed Wire:
Pay to the order of Harris N.A., Chicago, IL
ABA 071000288
To the account of: Bank of Montreal Capital Markets Financing, Inc.
Account#: 181-506-7
Reference: Unitek Holdings, Inc.
Attn.: Clients Services Dept.

If Letters of Credit may be requested, check here: ☐ and attach Letter of Credit Rider following signature page hereof.

1. *Using the Account.* All loans and advances from the Loan Account are referred to in this Agreement as "Loans". Loan requests must be by telephone and confirmed in writing (including by facsimile) and shall be sent to the Company's BMO Capital Markets Financing, Inc. Account Officer or Client Services Officer no later than 1:00 p.m. on the date of the proposed borrowing in order to be honored the same day. Loan proceeds shall be credited to the Company's deposit account at the Reference Bank unless the Lender is directed otherwise by special written directions from the Company. The amount of each Loan requested shall be at least the minimum amount shown above, and the Lender shall have the right to refuse to honor any Loan requested by the Company which is less than that minimum amount, even if the Lender has previously honored a Loan request for less than the minimum amount. The Company shall not request any Loan which, when taken together with the Loans then outstanding would exceed the Maximum Credit. The Company shall furnish to the Lender certificates in the form of Exhibit A attached to the Guaranties described in Section 4 hereof, properly completed and duly certified by Sector Performance Fund, LP and SPF SBS LP (each a *"Guarantor"* and collectively, the *"Guarantors"*). If Loans are secured directly or indirectly by securities traded on a national exchange or by other "margin stock" (as defined by the Federal Reserve Board in Regulation U), then the Company promises to furnish the Lender a duly executed and completed Form U-1 statement and agrees that the proceeds of Loans or other extensions of credit from the Loan Account will not be used to purchase or carry stock, convertible bonds or warrants unless the Company has obtained the prior written consent of the Lender.

Loans will be made available from the Loan Account subject to the Lender's approval on a case-by-case basis as and when Loans are requested by the Company. Loans will not be available for the purpose of financing participation in a hostile tender offer or similar transaction or to finance an acquisition of securities in anticipation of such a hostile transaction.

All Loans shall be made against and evidenced by the Company's promissory note payable to the order of the Lender in the principal amount of $18,000,000, such note to be in the form of Exhibit A attached hereto (the *"Note"*). The Lender agrees that notwithstanding the fact that the Note is in the principal amount of $18,000,000, it shall evidence only the actual unpaid principal balance of Loans made under the Loan Account issued pursuant thereto. All Loans and other extensions of credit made against the Note and the status of all amounts evidenced by the Note shall be recorded by the Lender on its books and records or, at its option in any instance, endorsed on a schedule to the Note and the unpaid principal balance and status and rates so recorded or endorsed by the Lender shall be *prima facie* evidence in any court or other proceeding brought to enforce the Note of the principal amount remaining unpaid thereon, the status of the Loans and other extensions of credit evidenced thereby and the interest rates applicable thereto, absent manifest error; provided that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay the principal amount of the Note together with accrued interest thereon. The Lender agrees that if it transfers or assigns the Note, the Lender will stamp thereon a statement of the actual principal amount evidenced thereby at the time of transfer. The Company agrees that in any action or proceeding instituted to collect or enforce collection of the Note, the amount shown as owing the Lender on its records shall be *prima facie* evidence of the unpaid balance of principal and interest on the Note, absent manifest error.

2. *Interest.* The Company shall pay the Lender interest on the unpaid principal balance of Loans in accordance with the terms of this Agreement. Accrued interest will be billed quarterly, and is due by the last day of each quarter (each, an *"Interest Payment Date"*). Interest for each billing period is computed by applying a daily periodic rate based on the Reference Bank's Prime Rate to each day's ending Loan

balance. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. The Reference Bank's Prime Rate reflects market rates of interest as well as other factors, and it is not necessarily the Reference Bank's best or lowest rate. The daily Loan balance shall be computed by taking the principal balance of Loans at the beginning of each day, adding any Loans posted to the Loan Account that day, and subtracting any principal payments posted to the Loan Account as of that day. Interest begins to accrue on the date a Loan is posted to the Loan Account. The principal balance of Loans which remains unpaid after demand for repayment shall bear interest until paid in full at a post-maturity rate of 2% per annum above the interest rate otherwise applicable to the Loans (determined as aforesaid). The interest rate payable under this Agreement shall be subject, however, to the limitation that such interest rate shall never exceed the highest rate which the Company may contract to pay under applicable law. Interest on the Loans shall, at the option of the Company and subject to the following terms and conditions, be payable either (i) in immediately available funds on each Interest Payment Date in accordance with this paragraph 2, or (ii) by adding such interest to the unpaid principal balance of the Loans on each Interest Payment Date, in which event such interest shall become a like amount of the principal of the Note (a borrowing of a Loan of like amount) which the Company hereby promises to pay as hereinafter set forth, or (iii) by any combination of the methods described in the immediately preceding clauses (i) and (ii) selected by the Company which results in such methods being applied in the satisfaction in full of all interest due on the Loans on such Interest Payment Date:

(i) Unless the Company notifies the Lender that the Company intends to pay the interest due on the Loans on each Interest Payment Date with funds not borrowed under this Agreement, the Company shall be deemed to have irrevocably requested a Loan on each Interest Payment Date in the amount of the interest then due on the Loans, in each case subject to the provisions of this Agreement (other than the requirement that a Loan be in a certain minimum amount), which new Loan shall be applied to pay the interest then due on the Loans. In the event the Company has elected to pay the interest due on the Loans with funds not borrowed under this Agreement and the Company fails to make any such payment within twenty (20) days of the applicable Interest Payment Date the Lender may in its sole discretion deem the Company to have irrevocably requested a Loan in the amount of the interest then due on the Loans, in each case subject to the provisions of this Agreement (other than the requirement that a Loan be in a certain minimum amount) which new Loans shall be applied to pay the interest then due on the Loans.

(ii) Each payment of interest by a borrowing of a Loan shall be evidenced by the Note, shall bear interest from the date made at a rate per annum equal at all times to the rate then applicable to the Loans, payable on demand.

(iii) In no event shall the unpaid principal balance of all Loans, including, without limitation, each borrowing of a Loan to pay interest then due on the Loans, exceed the Maximum Credit.

3. *Fees.* The Company agrees to pay to the Lender a non-refundable Closing Fee in the amount of $45,000.

4. *Guaranty.* The Guarantors shall at all times severally and not jointly guarantee all Loans made pursuant to this Agreement. The Company hereby acknowledges that each Guaranty being provided by the Guarantors is a material inducement to the Lender's extension of credit hereunder and that in determining whether or not to extend additional credit to the Company and whether or not to demand repayment of the Loans, the Lender will be considering issues related to the continued creditworthiness and liquidity position of each Guarantor.

5. *Maturity Date; Payments.* The Company shall pay to the Lender the principal balance of outstanding Loans together with any accrued interest ON DEMAND. Payments received by the Lender on the Loans shall

be applied first to accrued interest and then to the principal balance of outstanding Loans unless otherwise directed. If any payment or the performance of any covenant, duty or obligation from the Company under this Agreement becomes due on a Saturday, Sunday, or a day which is a legal holiday for banks or other financial institutions in the State of Illinois, such payment shall be made on the next bank business day and any such extension shall be included in computing interest under this Agreement.

6. *Periodic Statements*. The Lender will furnish the Company with a quarterly statement for each billing period which has any transaction or balance.

7. *Financial Statements*. The Company agrees to furnish financial information of the Company to the Lender upon the reasonable request of the Lender from time to time. Such information shall be furnished as soon as reasonably possible, but in any event within 30 days after request by the Lender. Without limiting the foregoing, the Lender may request the Company to deliver:

(a) within 75 days after the close of each fiscal quarter, a copy of the consolidated balance sheet of the Company and its subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings and cash flows of the Company and its subsidiaries for the fiscal quarter and the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with generally accepted accounting principles (*"GAAP"*), except as otherwise stated therein, and certified to by its chief financial officer or such other officer reasonably acceptable to the Lender; and/or

(b) within 120 days after the close of each fiscal year, a copy of the consolidated balance sheet of the Company and its subsidiaries as of the close of each fiscal year and the consolidated statements of income, retained earnings and cash flows of the Company and its subsidiaries for such period, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, prepared by the Company in accordance with GAAP and which present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Company and its subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended.

8. *Representations and Warranties*. In consideration of establishing and maintaining the Loan Account, the Company hereby represents and warrants to the Lender that: (a) the Company is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation; (b) the execution, delivery, and performance by the Company of this Agreement, the Note, and all documents executed in connection therewith (collectively, the *"Loan Documents"*) are within its powers, have been duly authorized by all necessary action, and do not contravene the Company's articles of incorporation or by-laws or any law or contractual restriction binding on or affecting the Company; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the Company's due execution, delivery, and performance of this Agreement or the other Loan Documents, except those that are not material or that have been already obtained, taken, given or made; (d) this Agreement is, and the other Loan Documents when executed and delivered by the Company will be, the Company's legal, valid, and binding obligation enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies; (e) the Company is

not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock; and (f) there is no pending or threatened action or proceeding affecting the Company before any court, governmental agency or arbitrator, which could reasonably be expected to materially and adversely affect the Company's financial condition or operations or which purports to affect the legality, validity, or enforceability of this Agreement or any other Loan Documents.

9. *Demand Obligation; Enforcement.* THE LOANS ARE PAYABLE "ON DEMAND". ACCORDINGLY, THE LENDER CAN DEMAND PAYMENT IN FULL OF THE LOANS AT ANY TIME IN ITS SOLE DISCRETION EVEN IF THE COMPANY HAS COMPLIED WITH ALL OF THE TERMS OF THIS AGREEMENT.

No delay by the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The Company agrees to pay to the Lender all reasonable expenses incurred or paid by the Lender in connection with the establishment and maintenance of the Loan Account and the collection of the Loans and any court costs and other reasonable amounts due under this Agreement, including, without limitation, reasonable attorneys' fees. The Lender shall have the right at any time to set-off the balance of any deposit account (other than trust and other fiduciary accounts or escrows) that the Company may at any time maintain with the Lender against any amounts at any time owing under this Agreement, whether or not the balance of Loans or other obligations under this Agreement are then due.

10. *Termination; Renewal.* The availability of additional Loans under this Agreement will automatically terminate ON DEMAND. The Lender reserves the right at any time without notice to terminate the Loan Account, suspend the Company's borrowing privileges or refuse any Loan request even though the Company has complied with all of the terms under this Agreement. The Company may terminate this Agreement at any time effective upon receipt by the Lender of at least 30 days prior written notice. No termination under this Section shall affect the Lender's rights or the Company's obligations regarding payment or default under this Agreement. Such termination shall not affect the Company's obligation to pay all Loans and other obligations and the interest accrued through the date of final payment. The Lender may also elect to honor Loan requests after termination of this Agreement, and the Company agrees that any of such shall constitute a Loan to the Company issued at the request of the Company under this Agreement.

11. *Notices.* The Lender may rely on instructions from the Company with respect to any matters relating to this Agreement or the Loan Account, including telephone loan requests (including by facsimile) which are made by persons whom the Lender reasonably believes to be the persons authorized by the Company to make such loan requests. All notices and statements to be furnished by the Lender shall be sufficient if delivered to any such person at the billing address for the Loan Account shown on the records of the Lender. All notices from the Company shall be sent to the Lender at 115 South LaSalle Street, Chicago, Illinois 60603, Attention: Client Services, Department 17 West. The Company waives presentment and notice of dishonor. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. No amendment or waiver of any provision of this Agreement or the Note or any other Loan

Document, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and the Lender. If any part of this Agreement is unenforceable, that will not make any other part unenforceable. This Agreement shall be governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

12. *Consent to Jurisdiction.* THE COMPANY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN COOK COUNTY, ILLINOIS, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. *Jury Trial Waiver.* THE COMPANY AND THE LENDER WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14. *Counterparts.* This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of execution counterparts of this Agreement and the Loan Documents by telecopy or by e-mail transmission of an Adobe portable document format file (also known as a "PDF" file) shall be effective as originals.

15. *Costs and Expenses.* The Company agrees to pay all expenses, legal and/or otherwise (including court costs and reasonable attorneys' fees) paid or incurred by the Lender in endeavoring to collect obligations of the Company in connection with the transactions contemplated in this Agreement and the Loan Documents, or any part thereof, and in protecting, defending or enforcing this Agreement or any of the Loan Documents in any litigation, bankruptcy or insolvency proceedings or otherwise.

* * * * *

The Company agrees to the terms set forth above.

This Agreement is dated as of the date first written above.

UNITEK HOLDINGS, INC.

By: ______________________________

Printed Name: David W. Knickel

Its: Vice President, Chief Financial Officer and Secretary

Accepted and agreed as of the date first written above.

BMO CAPITAL MARKETS FINANCING, INC.

By: ______________________________

Printed Name: Craig S. Munro

Its: Managing Director

The Company agrees to the terms set forth above.

This Agreement is dated as of the date first written above.

UNITEK HOLDINGS, INC.

By: ______________________
Printed Name: David W. Knickel
Its: Vice President, Chief Financial Officer and Secretary

Accepted and agreed as of the date first written above.

BMO CAPITAL MARKETS FINANCING, INC.

By: ______________________
Printed Name: ______________________
Its: ______________________

EXHIBIT A

DEMAND NOTE

$18,000,000 September 25, 2007

ON DEMAND, for value received, the undersigned, UNITEK HOLDINGS, INC., a Delaware corporation, promises to pay to the order of BMO Capital Markets Financing, Inc. (the *"Lender"*) at its offices at 115 South LaSalle, the principal sum of Eighteen Million and 00/100 Dollars ($18,000,000) or, if less, the principal amount of Loans outstanding under the Loan Authorization Agreement referred to below together with interest payable at the times and at the rates and in the manner set forth in the Loan Authorization Agreement referred to below.

This Note evidences borrowings by and other extensions of credit for the account of the undersigned under the Loan Authorization Agreement dated as of September 25, 2007, between the undersigned and the Lender; and this Note and the holder hereof are entitled to all the benefits provided for under the Loan Authorization Agreement, to which reference is hereby made for a statement thereof. The undersigned hereby waives presentment and notice of dishonor. The undersigned agrees to pay to the holder hereof all court costs and other reasonable expenses, legal or otherwise, incurred or paid by such holder in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

UNITEK HOLDINGS, INC.

By: ______________________________

Printed Name: ______________________

Its: ______________________________